Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 , 02-41729 through 02-41957

05-44167, 05-44168, 05-44170,

05-44171, 05-44172, 05-44174,

05-44178, 05-44190, 05-44192,

05-44193, 05-44195, 05-44196,

05-44197, 05-44198, 05-44200,

05-60107 and 06-10622 through 06-10642*

Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for

the period ended October 31, 2006**

Debtors’ Address:

5619 DTC Parkway

Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: November 22, 2006

/s/ Janet Dickinson
Janet Dickinson
Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*  Refer to Schedule VI for a listing of Debtors by Case Number.

** All amounts herein are unaudited and subject to revision.  The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENT OF NET LIABILITIES IN LIQUIDATION

(Dollars in thousands)

October 31, 2006
ASSETS:
Cash and cash equivalents	$5,969,114
Restricted cash	33,742
Short-term investments	3,268,660
Proceeds from Sale Transaction held in escrow	734,628
TWC Class A Common Stock	5,475,208
Other assets	259,593
Total assets	15,740,945

LIABILITIES AND NET LIABILITIES IN LIQUIDATION:
Accounts payable	1,034
Income taxes payable	512,221
Accrued liquidation costs	192,215
Other accrued liabilities	295,554
Liabilities subject to compromise	16,488,549
Total liabilities	17,489,573

Net liabilities in liquidation	$(1,748,628)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN NET LIABILITIES

IN LIQUIDATION

(Dollars in thousands)

Month Ended
October 31, 2006

Net liabilities in liquidation at September 30, 2006 (as previously reported)	$(2,951,144)

Changes to net liabilities in liquidation at September 30, 2006 (Note 1):
Change in estimate of net realizable value of TWC Class A Common Stock	756,173
Reversal of adjustment of liabilities subject to compromise to face value	181,594
Changes to accrual for liquidation costs	118,504
Adjustments to gain on Sale Transaction, net of taxes	45,000
Interest income from affiliates	13,884
Total change to net liabilities in liquidation at September 30, 2006	1,115,155

Net liabilities in liquidation at September 30, 2006 (as revised)	(1,835,989)

Changes in net liabilities in liquidation:
Settlement of liabilities subject to compromise	83,164
Change in estimate of net realizable value of assets	(2,943)
Change in estimate of accrued liquidation costs	(617)
Interest income	42,819
Interest income from affiliates	7,411
Interest expense	(42,473)
Net change in net liabilities in liquidation	87,361

Net liabilities in liquidation at October 31, 2006	$(1,748,628)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

Adelphia Communications Corporation (“Adelphia”) and its consolidated subsidiaries are referred to herein as the “Company.”  On July 31, 2006 (the “Closing Date”), Adelphia completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets (the “Sale Transaction”), to Time Warner NY Cable LLC (“TW NY”), a subsidiary of Time Warner Cable Inc. (“TWC”), the cable subsidiary of Time Warner Inc., and Comcast Corporation (“Comcast”).  As a result of the Sale Transaction, the Company is no longer conducting any operations other than those necessary to liquidate its assets.  For additional information, see Note 2.

On June 25, 2002 (the “Petition Date”), Adelphia and substantially all of its domestic subsidiaries filed voluntary petitions to reorganize (the “Chapter 11 Cases”) under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On June 10, 2002, Century Communications Corporation (“Century”), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11.  On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia also filed voluntary petitions to reorganize under Chapter 11.  On March 31, 2006, the Forfeited Entities (as defined below) and certain other entities filed voluntary petitions to reorganize under Chapter 11.  The bankruptcy proceedings for Century and the subsequent filers are jointly administered with Adelphia and substantially all of its domestic subsidiaries (the “Debtors”) and are included in the Chapter 11 Cases.  On June 29, 2006, the Bankruptcy Court confirmed the Third Modified Fourth Amended Joint Plan of Reorganization (the “JV Plan”) for the Century-TCI Debtors and Parnassos Debtors  (collectively, the “JV Debtors”).  On July 31, 2006, the JV Plan became effective by its terms.  Accordingly, from and after July 31, 2006, the Debtors no longer include the JV Debtors.  For additional information, see Note 2.

In May 2002, certain members of the John J. Rigas family (the “Rigas Family”) resigned from their positions as directors and executive officers of the Company.  In addition, although members of the Rigas Family owned Adelphia $0.01 par value Class A common stock (“Class A Common Stock”) and Adelphia $0.01 par value Class B common stock (“Class B Common Stock”) with a majority of the voting power in Adelphia, the Rigas Family was not able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002.  Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the “Rigas Family Entities”).  The Rigas Family Entities included certain cable television entities formerly owned by the Rigas Family that were subject to co-borrowing arrangements with the Company, including Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corp. (“Bucktail”) (collectively, the “Rigas Co-Borrowing Entities”), as well as other Rigas Family entities (the “Other Rigas Entities”).

On March 29, 2006, the United States District Court for the Southern District of New York (the “District Court”) entered various orders of forfeiture (the “RME Forfeiture Orders”) pursuant to which on March 29, 2006, all right, title and interest in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) (the “Forfeited Entities”) held by the Rigas Family and by the Rigas Family Entities prior to the District Court’s order dated June 8, 2005 (the “Forfeiture Order”) were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the RME Forfeiture Orders, subject to certain limitations set forth in the RME Forfeiture Orders.  On July 28, 2006, the District Court entered various orders of forfeiture (the “Real Property Forfeiture Orders”) pursuant to which all right, title and interest previously held by the Rigas Family and Rigas Family Entities in certain specified real estate and other property were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Real Property Forfeiture Orders, subject to certain limitations set forth in the Real Property Forfeiture Orders.  The transfer in furtherance of the agreement between the Company and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) dated April 25, 2005 (the “Non-Prosecution Agreement”) of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in certain other property and in any of the Company’s securities, as further discussed in Note 4,

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

“SEC Civil Action and the United States Department of Justice Investigation,” is expected to occur in accordance with separate, subsequent court documentation.

As a result of the Sale Transaction, the Company no longer has any continuing operations.  Following the Sale Transaction, the Company’s principal focus is to obtain confirmation of the Plan, complete all Bankruptcy Court proceedings, settle pre-petition liabilities and liquidate the Company.  Therefore, as a result of the Sale Transaction, complete liquidation of the Company is imminent and on August 1, 2006 the Company adopted a liquidation basis of accounting.  Under the liquidation basis of accounting, assets are recorded at their estimated realizable amounts and liabilities that will be paid in full are recorded at the present value of amounts to be paid.  Liabilities subject to compromise are recorded at their face amounts until they are settled, at which time they will be adjusted to their settlement amounts.  Under the liquidation basis of accounting, the net present value of the estimated remaining costs to be incurred during liquidation (exclusive of interest expense) is accrued.  The Company’s estimate for liquidation costs includes professional fees associated with the Chapter 11 proceedings, litigation matters and other legal matters, compensation and benefits for the remaining employees, and other miscellaneous general and administrative costs.  The Company expects that changes will be made to its estimated costs of liquidation, and such changes in estimates will be recognized in future periods as a change in the Company’s net liabilities in liquidation.  The estimated costs are based in large part on assumptions regarding the timing of emergence from bankruptcy, the resolution of litigation matters and the post-emergence length of time required to settle all matters of the Company.  If there are delays in these matters, actual costs incurred during liquidation could increase as a result of the need for additional internal and external resources.  A hearing to consider confirmation of the Plan is currently scheduled for December 7, 2006.

Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the “Non-Filing Entities”) who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code.  All inter-entity transactions between the Debtors are eliminated.  The Non-Filing Entities as of October 31, 2006 include Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications.  As of and for the month ended October 31, 2006, the Non-Filing Entities were not significant to the net liabilities in liquidation of the filing entities.

The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company.  However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.  In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission (“SEC”) on March 29, 2006 and subsequently filed its quarterly reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006.  The Company’s website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC’s website (www.sec.gov) to access these reports.  Information contained on the Company’s Internet website is not incorporated by reference in this Monthly Operating Report.  The Company has not completed the preparation of financial statements for periods subsequent to September 30, 2006 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended.  The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements.  For example, the accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors’ net liabilities in liquidation, but rather, a current compilation of the Debtors’ books and records.  The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying schedule of changes in net liabilities in liquidation reflects adjustments to the Company’s previously reported net liabilities in liquidation at September 30, 2006.  These adjustments represent certain items which were reflected in our quarterly report on Form 10-Q for the period ended September 30, 2006, which had not been reported in our previous monthly operating reports.

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company

Overview

On July 11, 2002, a statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed, and on July 31, 2002, a statutory committee of equity holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”) was appointed.  The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors’ plan of reorganization.  Under the Bankruptcy Code, the Debtors are provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the “Exclusive Period”) and solicit acceptances thereto (the “Solicitation Period”).  The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively.  In early 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period.  However, in 2004, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding the Debtors’ request.  The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made.  No hearing has been scheduled.  For additional information, see Note 4, “Arahova Motions.”  On August 17, 2006, certain holders of ACC Senior Notes filed a motion to terminate the Exclusive Period (the “Termination Motion”).  On August 25, 2006, certain bank lenders filed a motion to terminate the Exclusive Period or, alternatively, convert the Chapter 11 Cases to Chapter 7 (the “Bank Motions”).  A hearing on the motions was initiated on September 11 and 12, 2006.  By decision dated September 19, 2006, the Bankruptcy Court denied the Termination Motion.  A hearing on the Bank Motions has been adjourned by the parties.

Confirmation of Plan of Reorganization

For a plan of reorganization to be confirmed and become effective, the Debtors (other than the JV Debtors, for whom a plan has been confirmed) must, among other things:

•                  obtain an order of the Bankruptcy Court approving a disclosure statement as containing “adequate information”;

•                  solicit acceptance of such plan of reorganization from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected such plan;

•                  obtain an order from the Bankruptcy Court confirming such plan; and

•                  consummate such plan.

Before it can issue an order confirming a plan of reorganization, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted such plan or (ii) the plan meets the requirements of the Bankruptcy Code to confirm such plan over the objections of dissenting classes.  In addition, the Bankruptcy Court must find that such plan meets certain other requirements specified in the Bankruptcy Code.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On May 26, 2006, the Debtors filed a motion (the “363 Motion”) with the Bankruptcy Court seeking, among other things, approval to proceed with the Sale Transaction without first confirming a Chapter 11 plan of reorganization (other than with respect to the JV Debtors).  A hearing to consider certain amended bid protections proposed in the 363 Motion was held on June 16, 2006, and on that date the Bankruptcy Court entered an order approving new provisions for termination, for the payment of the breakup fee, a reduction in the purchase price under certain circumstances and reaffirming the effectiveness of the “no-shop provision” and overruling all objections thereto.  On June 28, 2006, the Bankruptcy Court entered an order (the “363 Approval Order”) approving the balance of the 363 Motion, including the approval of the sale of the Debtors’ assets in connection with the Sale Transaction.

On June 22, 2006, the Debtors filed the JV Plan for the JV Debtors with the Bankruptcy Court with respect to the Company’s partnerships with Comcast.  In response to the Debtors’ plan modification motion dated June 2, 2006 (the “Plan Modification Motion”), by order dated June 8, 2006, the Bankruptcy Court approved the information in the 363 Motion and the Plan Modification Motion as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code.  On June 29, 2006, the Bankruptcy Court entered an order (the “JV Confirmation Order”) confirming the JV Plan.  Together the JV Confirmation Order and the 363 Approval Order authorized, among other things, consummation of the Sale Transaction.  On July 31, 2006, the JV Plan became effective by its terms.  Accordingly, from and after July 31, 2006, the Debtors no longer include the JV Debtors.  As of October 31, 2006, the Company had paid $1,793,478,000 of claims and related interest in accordance with the JV Plan, of which $1,615,910,000 relates to pre-petition debt obligations.

Effective July 21, 2006, Adelphia entered into a Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan (the “Plan Agreement”) with certain representatives of the ad hoc committee of holders of ACC Senior Notes, the ad hoc committee of holders of ACC Senior Notes and Arahova Notes, the ad hoc committee of Arahova Noteholders, the ad hoc committee of holders of FrontierVision Opco Notes Claims and FrontierVision Holdco Notes Claims, W.R. Huff Asset Management Co., L.L.C., the ad hoc committee of ACC Trade Claimants, the ad hoc committee of Subsidiary Trade Claimants and the Creditors’ Committee (collectively, the “Settlement Parties”).   Subsequently, on October 11, 2006, the Debtors, the Creditors’ Committee, certain holders of ACC Senior Notes, certain holders of Arahova Notes, the Settlement Parties and other creditors (the “PSA Parties”) entered into a Plan Support Agreement (the “Plan Support Agreement”).  The Plan Support Agreement, among other things, sets forth the terms on which the PSA Parties have committed to support the Plan.  The Plan Support Agreement provides, among other things, that the PSA Parties will support a plan of reorganization that incorporates the terms of the Plan Agreement, as subsequently modified by the Plan Support Agreement, that provides for the transfer of value from certain unsecured creditors of various Adelphia subsidiaries to certain of Adelphia’s unsecured senior and trade creditors and is conditioned upon the Plan becoming effective by December 22, 2006, unless extended in writing by the parties to the Plan Support Agreement.

On October 16, 2006, the Debtors and the Creditors’ Committee filed a draft of the Fifth Amended Joint Chapter 11 Plan for Adelphia Communications Corporation and Certain of Its Affiliates (the “Plan”) and the related Second Disclosure Statement Supplement (the “DSS”) with the Bankruptcy Court.  The Plan is based on the terms of the Plan Agreement and the Plan Support Agreement and proposes a global compromise and settlement of all disputes among the creditors, not all of whom are parties to these agreements.  By order dated October 17, 2006, the Bankruptcy Court approved the DSS as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code.  The voting deadline for beneficial holders holding securities through intermediaries was November 20, 2006.  The voting deadline for all other parties in interest is November 27, 2006.  A hearing to consider confirmation of the Plan is scheduled for December 7, 2006.

Sale of Assets

On July 31, 2006, Adelphia completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets, to TW NY and Comcast.  Proceeds from the Sale Transaction totaled approximately $17.4 billion, consisting of cash in the amount of approximately $12.5 billion (including

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

approximately $503 million of cash held in escrow) and approximately 156 million shares of TWC Class A Common Stock (including approximately 6.1 million shares of such stock held in escrow) with an estimated fair value as of the Closing Date of approximately $4.9 billion.  Such estimated fair value of the TWC Class A Common Stock as of July 31, 2006 was determined by the Company based on management’s review of projected discounted cash flows for TWC and market comparable data.  The Company recognized a gain on the Sale Transaction of $6,129,718,000.  The gain on the Sale Transaction is subject to adjustment.

The aggregate purchase price is subject to certain post-closing adjustments.  Upon consummation of the Sale Transaction, a portion of the aggregate purchase price, consisting of $503,279,000 of cash and 6,148,283 shares of TWC Class A Common Stock, was deposited in escrow accounts to secure Adelphia’s indemnification obligations and any post-closing purchase price adjustments that may be due toTW NY and Comcast from Adelphia pursuant to the asset purchase agreements with TW NY and Comcast dated April 20, 2005, as amended (the “Purchase Agreements”).  Pursuant to the Purchase Agreements, the post-closing purchase price adjustments, if any, are likely to be finalized by no later than the end of the first quarter 2007.  To the extent such post-closing adjustments are in favor of TW NY or Comcast, the amount of the escrow released to the Company will be reduced.  To the extent such post-closing adjustments are in favor of the Company, TW NY or Comcast, as applicable, is required under the Purchase Agreement to contribute the amount of such post-closing adjustment into escrow.   On October 27, 2006, TW NY and Comcast delivered to the Company their calculations of the purchase price adjustments pursuant to the Purchase Agreements.  Based on TW NY’s and Comcast’s calculations, the net adjustment asserted would result in a payment of approximately $133 million to TW NY and Comcast.  The Company believes that additional post-closing adjustments of approximately $23 million are due from TW NY and Comcast.  While the Company is still reviewing TW NY’s and Comcast’s calculations, at this time it believes that it will be sending a formal objection to TW NY and Comcast at the beginning of next month that challenges at a minimum, substantially all of the amount claimed.  As a result, the Company has not adjusted the gain on the Sale Transaction for these potential post-closing adjustments, and any such adjustments are not considered material to the gain that the Company recognized in the accompanying consolidated financial statements.  Additionally, the Company has not been provided with notice of any claims being asserted pursuant to the indemnification provisions of the respective Purchase Agreements, nor is the Company aware of any basis for such claims.  To the extent that we determine additional amounts are owed to either TW NY or Comcast in the future under the Purchase Agreements, the amount of the gain recognized on the Sale Transaction will be adjusted.

The TWC Class A Common Stock is expected to be listed on The New York Stock Exchange (the “NYSE”) in connection with an initial registered public offering of the TWC Class A Common Stock or within two weeks following the consummation of a plan of reorganization to distribute the proceeds of the Sale Transaction to the Company’s creditors and stakeholders (other than those of the JV Debtors) or, if not listed on the NYSE within a reasonable period following the initial registered offering or distribution pursuant to a plan of reorganization, on The Nasdaq Stock Market (the “Nasdaq”).

On the Closing Date, Adelphia entered into a Registration Rights and Sale Agreement (the “Registration Rights Agreement”) with TWC pursuant to which Adelphia agreed to sell in a single firm-commitment underwritten public offering at least 33-1/3% of the TWC Class A Common Stock issued by TWC in the Sale Transaction (inclusive of the overallotment option, if any) within three months after a  registration statement is declared effective (subject to delays under specified conditions).  Pursuant to the Registration Rights Agreement, TWC is required to file and have a registration statement covering these shares declared effective as promptly as possible and in any event, no later than January 31, 2007, subject to certain extensions.  Adelphia’s obligation to sell in such public offering terminates if Adelphia consummates a plan of reorganization pursuant to which (i) 75% of the TWC Class A Common Stock Adelphia received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is distributed to creditors pursuant to Section 1145 of the Bankruptcy Code and the TWC Class A Common Stock is listed on the NYSE or the Nasdaq within two weeks of the consummation of such plan, or (ii) 90% of the TWC Class A Common Stock Adelphia received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

distributed to creditors pursuant to Section 1145 of the Bankruptcy Code regardless of listing status.  Unless Adelphia’s obligation to sell in such public offering is terminated as described above, Adelphia will have the right to a demand registration, and under the circumstance described in the next sentence, a final registration for a distribution of the remaining TWC Class A Common Stock to Adelphia’s creditors and stakeholders under a Chapter 11 plan of reorganization.  Pursuant to the Registration Rights Agreement, TWC has the right to elect, in its sole discretion, to not rely on Section 1145 of the Bankruptcy Code and conduct a final registration for the distribution of the remaining TWC Class A Common Stock to the Company’s creditors and stakeholders.  Pursuant to the Registration Rights Agreement, Adelphia’s ability to distribute the TWC Class A Common Stock may be subject to lock-up periods following public offerings of TWC Class A Common Stock.  Pursuant to the Registration Rights Agreement, Adelphia is required to bear its legal and accounting fees (other than accounting fees that TWC has agreed to reimburse to Adelphia or pursuant to the Purchase Agreement with TW NY) and costs, underwriting discounts and selling commissions in connection with such offering.  On October 18, 2006, TWC filed an initial registration statement on a Form S-1 Registration Statement in connection with the registration of at least 33-1/3% of the TWC Class A Common Stock issued to Adelphia in the Sale Transaction.  This registration statement is not effective.

Pre-petition Obligations

Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code.  Due to the commencement of the Chapter 11 Cases and the Debtors’ failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations.  As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization.  Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors’ motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits.  The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business.  In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court.  Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.  For additional information concerning liabilities subject to compromise, see below.

The ultimate amount of the Debtors’ and JV Debtors’ liabilities will be determined during the Debtors’ and JV Debtors’ claims resolution process.  The Bankruptcy Court has established bar dates of January 9, 2004, November 14, 2005, December 20, 2005 and May 1, 2006 for filing proofs of claim against the Debtors’ and the JV Debtors’ estates.  A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors’ and JV Debtors’ Schedules of Liabilities.  However, under certain limited circumstances, claimants may file proofs of claims after the bar date.  As of January 9, 2004, approximately 17,000 proofs of claim asserting in excess of $3.20 trillion in claims were filed, and as of October 31, 2006, approximately 19,700 proofs of claim asserting approximately $3.98 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims.  The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Company’s estimate of ultimate liability.  The Debtors and Adelphia, the plan administrator for the JV Debtors (the “Plan Administrator”), currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims.  The Debtors and the Plan Administrator for the JV Debtors expect that the claims resolution process will take significant time to complete following the consummation of a plan of reorganization.  As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise.

The Debtors and the Plan Administrator for the JV Debtors have filed numerous omnibus objections that address $3.88 trillion of filed claims, consisting primarily of duplicative claims.  Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court.  Hearings on certain claims objections are ongoing.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Certain other objections have been adjourned to allow the parties to continue to reconcile such claims.  With the exception of (i) claims against the Debtors arising pursuant to four of the six pre-petition creditor agreements and (ii) claims against the Debtors arising under 28 series of notes issued pursuant to certain indentures, both of which will be treated in accordance with the Plan, approximately 1,730 claims totaling approximately $592 million have not yet been expunged, withdrawn, adjourned or allowed by the Debtors.  Additional omnibus objections may be filed as the claims resolution process continues.  Additionally, as a result of settlements between certain claimants and the Debtors and the Plan Administrator for the JV Debtors, approximately $84 billion of filed claims have been expunged or withdrawn.

Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.  For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it is expected to be paid during the Chapter 11 proceedings.  In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Liabilities subject to compromise consist of the following at October 31, 2006 (amounts in thousands):

Parent and subsidiary debt	$14,517,109
Accounts payable	650,120
Accrued liabilities	1,172,526
Series B preferred stock	148,794
Liabilities subject to compromise	$16,488,549

The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events.  Such adjustments may be material to the amounts reported as liabilities subject to compromise.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3:  Pre-Petition Debt

The carrying value of the Company’s debt included in liabilities subject to compromise is summarized below as of October 31, 2006 (amounts in thousands):

Parent debt – unsecured: (a)
Senior notes	$4,767,565
Convertible subordinated notes (b)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847
Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	617,313
Co-Borrowing Facilities (c)	4,576,375
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,030
Senior subordinated notes	208,976
Other subsidiary debt	121,425
Total subsidiary debt	7,727,487

Deferred financing fees	(131,059)

Parent and subsidiary debt (Note 2)	$14,517,109

(a)  Parent Debt

All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(b)  Convertible Subordinated Notes

The convertible subordinated notes include: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes and (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes.  Prior to the Forfeiture Order, the Other Rigas Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes.  The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Other Rigas Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

The transfer of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in any of the Company’s securities, including the 6% notes and the 3.25% notes, in furtherance of the Non-Prosecution Agreement is expected to occur in accordance with separate, subsequent court documentation.  The Company will recognize the benefits of such conveyance when it occurs.  For additional information, see Note 4.

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(c)  Co-Borrowing Facilities

The co-borrowing facilities represent the aggregate amount outstanding pursuant to three separate co-borrowing facilities dated May 6, 1999, April 14, 2000 and September 28, 2001 (the “Co-Borrowing Facilities”).  Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility.

Other Debt Matters

Due to the commencement of the Chapter 11 proceedings and the Company’s failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations.  Except as otherwise may be determined by the Bankruptcy Court, the automatic stay protection afforded by the Chapter 11 proceedings prevents any action from being taken against any of the Debtors with regard to any of the defaults under the pre-petition debt obligations.  For additional information, see Note 2.

On September 22, 2006, certain holders of ACC Senior Notes filed a motion seeking, among other things, authorization to have the Debtors repay all of the Debtors outstanding bank facilities, including the Co-Borrowing Facilities.  The Bankruptcy Court held a conference on the motion on September 26, 2006.  A hearing on the motion has not been scheduled yet.

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at October 31, 2006	9.56%

Note 4:  Litigation Matters

SEC Civil Action and the United States Department of Justice Investigation

On July 24, 2002, the SEC filed a civil enforcement action (the “SEC Civil Action”) against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors (none of whom remain with the Company).

On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount.  The staff of the SEC told the Company’s advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars.  On July 14, 2004, the Creditors’ Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC’s claims based on the SEC Civil Action.

On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the “Restitution Fund”); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the “Excluded Parties”), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC).  On November 23, 2005, Michael

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J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

As a result of the Sale Transaction, the Company’s contribution to the Restitution Fund will consist of $600,000,000 in cash and shares of TWC Class A Common Stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against certain third parties.  Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, and subject to the satisfaction of certain conditions not yet satisfied by the government, the Company must make these payments on or before the earlier of:  (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization (the SEC on behalf of itself and the U.S. Attorney has informed the Company that such distribution under the JV Plan does not create an obligation to make the restitution payment).  The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement.

The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company’s cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Forfeited Entities, certain specified real estate and other property forfeited by the Rigas Family and by the Rigas Family Entities and any securities of the Company that were directly or indirectly owned by the Rigas Family and by the Rigas Family Entities prior to forfeiture.  The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order).  A condition precedent to the Company’s obligation to make the contribution to the Restitution Fund described in the preceding paragraph is the Company’s receipt of title to the Forfeited Entities, certain specified real estate and other property and any securities described above forfeited by the Rigas Family and by the Rigas Family Entities, free and clear of all liens, claims, encumbrances or adverse interests.  The Forfeited Entities transferred to the Company pursuant to the RME Forfeiture Orders represent the overwhelming majority of the Rigas Co-Borrowing Entities’ subscribers and value.

Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC’s claims against the Company.  Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC’s claims.

Pursuant to letter agreements with TW NY and Comcast, the U.S. Attorney has agreed, notwithstanding any failure by the Company to comply with the Non-Prosecution Agreement, that it will not criminally prosecute any of the joint venture entities or their subsidiaries purchased from the Company by TW NY or Comcast pursuant to the Purchase Agreements.  Under such letter agreements, each of TW NY and Comcast have agreed that following the closing of the Sale Transaction they will cooperate with the relevant governmental authorities’ requests for information about the Company’s operations, finances and corporate governance between 1997 and confirmation of the Debtors’ plan of reorganization.  The sole and exclusive remedy against TW NY or Comcast for breach of any obligation in the letter agreements is a civil action for breach of contract seeking specific performance of such obligations.  In addition, TW NY and Comcast entered into letter agreements with the SEC agreeing that upon and after the closing of the Sale Transaction, TW NY, Comcast and their respective affiliates (including the joint venture entities transferred pursuant to the Purchase Agreements) will not be subject to, or have any obligation under, the final judgment consented to by the Company in the SEC Civil Action.

The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Adelphia’s consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court.  Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court

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approving these settlements.  The District Court affirmed the Bankruptcy Court’s approval of the Non-Prosecution Agreement, Adelphia’s consent to the final judgment in the SEC Civil Action and the Adelphia-Rigas Settlement Agreement (defined below).  On March 24, 2006, various parties appealed the District Court’s order affirming the Bankruptcy Court’s approval to the United States Court of Appeals for the Second Circuit (the “Second Circuit”).  Adelphia has moved to dismiss that appeal on the grounds that it is moot, amounts to an impermissible collateral attack on the 363 Approval Order and is barred by res judicata.  The appeal from the District Court’s order affirming the Bankruptcy Court’s approval and Adelphia’s motion to dismiss that appeal are pending before the Second Circuit.  The order of the District Court approving Adelphia’s consent to the final judgment in the SEC Civil Action has not been appealed.  The appeals of the District Court’s approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the Second Circuit.

Adelphia’s Lawsuit Against the Rigas Family

On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the “Rigas Civil Action”).  This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia.  On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations (“RICO”) Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the “Amended Complaint”).  The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family’s improper conduct and attorneys’ fees.

On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the “Adelphia-Rigas Settlement Agreement”), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 (“Interim Management Services”); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family’s (other than the Excluded Parties’) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable Venture (“Century/ML Cable”); and (v) within ten business days of the date on which the consent order of forfeiture is entered, dismiss the Rigas Civil Action, except for claims against the Excluded Parties.  The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Forfeited Entities; (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement.  The appeals of the Bankruptcy Court’s approval remain pending.

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The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

In connection with an investigation conducted by the U.S. Department of Justice (the “DoJ”), on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the “Rigas Criminal Action”).  On November 14, 2002, one of the Rigas Family’s alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud.  On January 10, 2003, another of the Rigas Family’s alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud.  The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court.  On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action.  John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts).  Michael J. Mulcahey was acquitted of all 23 counts against him.  The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him.  On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges.  The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice.  On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial.  On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively.  John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals.  On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities.  On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the “Government-Rigas Settlement Agreement”), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Forfeited Entities; (ii) certain specified real estate and other property; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family.  The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company’s publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Forfeited Entities, certain specified real estate and other property and any securities of the Company were forfeited to the United States.  On August 19, 2005, the Company filed a petition with the District Court seeking an order transferring title to these assets and securities to the Company.  Since that time, petitions have been filed by three lending banks, each asserting an interest in the Forfeited Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal.  In addition, petitions have been filed by two local franchising authorities with respect to two of the Forfeited Entities, by two mechanic’s lienholders with respect to two of the forfeited real properties and by a school district with respect to one of the forfeited real properties.  The Company’s petition also asserted claims to the forfeited properties on

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behalf of several entities (Century/ML Cable, Super Cable ALK International, A.A. (Venezuela), Century-TCI California, L.P., Century-TCI California Communications, L.P., Century-TCI Holdings, LLC, Parnassos, L.P., Parnassos Communications, L.P., Parnassos Holdings, LLC, Western NY Cablevision, L.P., Adlink Cable Advertising, LLC, and South Florida Cable Advertising) in which the Company no longer holds an interest.  Pursuant to the RME Forfeiture Orders, on March 29, 2006, all right, title and interest in the Forfeited Entities held by the Rigas Family and by the Rigas Family Entities prior to the Forfeiture Order were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the RME Forfeiture Orders, subject to certain limitations set forth in the RME Forfeiture Orders.  On July 28, 2006, the District Court entered the Real Property Forfeiture Orders pursuant to which all right, title and interest previously held by the Rigas Family and the Rigas Family Entities in certain specified real estate and other property were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Real Property Forfeiture Orders, subject to certain limitations set forth in the Real Property Forfeiture Orders.  The transfer in furtherance of the Non-Prosecution Agreement of all right, title and interest previously held by the Rigas Family and by the Rigas Family Entities in certain other property and in any of the Company’s securities is expected to occur in accordance with separate, subsequent court documentation.  The government has requested that its next status report to the District Court regarding the forfeiture proceedings be submitted on January 19, 2007.

The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family.  Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims.  These actions generally allege that the defendants made materially misleading statements understating the Company’s liabilities and exaggerating the Company’s financial results in violation of securities laws.

In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company’s shareholders and bondholders or classes thereof in federal court in Pennsylvania.  Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas.  Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware.  On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions.  The remaining three Delaware derivative actions were consolidated on May 22, 2002.  On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company’s former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company’s liabilities and earnings in the Company’s public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5.  Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933.  Certain of the state court actions allege various state law claims.

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On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the “MDL Proceedings”).

On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings.  On December 22, 2003, lead plaintiffs filed a consolidated class action complaint.  Motions to dismiss have been filed by various defendants.  Beginning in the spring of 2005, the court in the MDL Proceedings granted in part various motions to dismiss relating to many of the actions, while granting leave to replead some claims.  As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party.  The parties have continued to brief pleading motions, and no answer to the consolidated class action complaint, or the other actions, has been filed.  On August 22, 2006, the District Court granted summary judgment on some issues in favor of plaintiff Los Angeles County Employees Retirement Association and against John J. Rigas and Timothy J. Rigas based upon their criminal convictions.

The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other relief as the court may deem just and proper.  The individual actions against the Company also seek damages of an unspecified amount.

On May 23, 2006, the lead plaintiffs, the named plaintiffs and the class reached a settlement with Deloitte & Touche LLP (“Deloitte”).  On June 7, 2006, the lead plaintiffs, the named plaintiffs and the class reached a settlement with the financial institutions.  The District Court entered an order preliminarily approving the settlements and set a hearing date of November 10, 2006 to consider final approval of the settlements.  At the hearing, the District Court approved the class settlement with Deloitte and the financial institutions.

Pursuant to Section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Acquisition Actions

After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions.  These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement.  One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance.  The third action alleges fraud and seeks rescission, damages and attorneys’ fees.  This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado.  The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown.  These actions have been stayed pursuant to the automatic stay provisions of Section 362 of the Bankruptcy Code.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

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Dibbern Adversary Proceeding

On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting.  This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions.  The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment.  The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia’s assets, and punitive damages, together with costs and attorneys’ fees.

On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process.  The Bankruptcy Court granted Adelphia’s motion to dismiss and dismissed the adversary proceeding on May 3, 2005.  In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court’s May 3, 2005 order.  Mr. Dibbern appealed the May 3, 2005 order dismissing his adversary proceeding to the District Court.  In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern’s claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern’s breach of contract, fraud and unjust enrichment claims.  These three claims will proceed in the Bankruptcy Court.  Adelphia filed its answer on October 14, 2005 and discovery commenced.  On March 15, 2006, the Debtors moved the Bankruptcy Court for an order staying discovery in several adversary proceedings, including the Dibbern adversary proceeding.  On March 16, 2006, the Bankruptcy Court granted the order staying discovery in the Dibbern adversary proceeding.

On January 9, 2006, the Debtors filed a Notice of Estimation of Disputed Claims seeking to place a maximum allowed amount of $500,000 on the claims filed by Dibbern.  On January 17, 2006, the Debtors filed their tenth omnibus claims objection to certain claims, including claims filed by Dibbern totaling more than $7.9 billion (including duplicative claims).  Through the objections, the Debtors sought to disallow and expunge each of the Dibbern claims.  On February 7, 2006, Dibbern filed an objection to the Notice of Estimation of Disputed Claims.  On February 23, 2006, Dibbern responded to the Debtors’ objections and requested that the Bankruptcy Court require the Debtors to establish additional reserves for Dibbern’s claims or to reclassify the claims as claims against the operating companies.  On April 21, 2006, the Debtors filed a motion establishing supplemental procedures for estimating certain disputed claims, including Dibbern’s claims.  Dibbern objected to the Debtors’ motion on April 27, 2006.  On May 4, 2006, the Bankruptcy Court entered an order granting the motion establishing supplemental procedures for estimating certain disputed claims, and on May 9, 2006, the Debtors filed an estimation notice seeking to estimate the claims filed by Dibbern for purposes of plan feasibility and reserves only.  The Debtors and Dibbern then entered into a stipulation and agreed order on May 25, 2006 to cap Dibbern’s claims at $15,000,000 for purposes of plan feasibility and reserves only.  The Company has not recorded any loss contingencies associated with Dibbern’s claims.  The Bankruptcy Court signed the stipulation and agreed order on July 19, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Creditors’ Committee Lawsuit Against Pre-Petition Banks

Pursuant to the Bankruptcy Court order approving the DIP Facility (the “Final DIP Order”), the Company made certain acknowledgments (the “Acknowledgments”) with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims

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of the lenders under such facilities.  However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors’ right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct.  The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors’ Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors’ Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action.  This stipulation also preserves the Company’s ability to compromise and settle the claims against the pre-petition lenders.  By motion dated July 6, 2003, the Creditors’ Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the “Bank Complaint”) against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the “Pre-petition Lender Litigation”).  The Debtors are nominal plaintiffs in this action.

The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities.  The Bank Complaint seeks to, among other things:  (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company’s obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants’ claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act.  Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues.  The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the “Intervenor Complaint”) against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the “Additional Claims”).

On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint.  The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004.  In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors’ Committee for standing to prosecute the claims asserted by the Creditors’ Committee.  The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. The motions to dismiss are still pending.  Subsequent to issuance of this decision, several defendants filed, among other things, motions to transfer the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court.  By order dated February 9, 2006, the Pre-petition Lender Litigation was transferred to the District Court, except with respect to the pending motions to dismiss.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Devon Mobile Claim

Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P., a Delaware limited partnership (“Devon Mobile”), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states.  Devon Mobile had certain business and

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contractual relationships with the Company and with former subsidiaries or divisions of the Company that were spun off as TelCove, Inc. in January 2002.

In late May 2002, the Company notified Devon G.P., Inc. (“Devon G.P.”), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile.  On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Devon Mobile Bankruptcy Court”).

On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries for approximately $129,000,000 in debt and equity claims, as well as an additional claim of approximately $35,000,000 relating to the Company’s guarantee of certain Devon Mobile obligations (collectively, the “Company Claims”).  By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile’s First Amended Joint Plan of Liquidation (the “Devon Plan”).  The Devon Plan became effective on October 17, 2003, at which time the Company’s limited partnership interest in Devon Mobile was extinguished.  Under the Devon Plan, the Devon Mobile Communications Liquidating Trust (the “Devon Liquidating Trust”) succeeded to all of the rights of Devon Mobile, including prosecution of causes of action against Adelphia.

On or about January 8, 2004, the Devon Liquidating Trust filed proofs of claim in the Chapter 11 Cases seeking, in the aggregate, approximately $100,000,000 in respect of, among other things, certain cash transfers alleged to be either preferential or fraudulent and claims for deepening insolvency, alter ego liability and breach of an alleged duty to fund Devon Mobile operations, all of which arose prior to the commencement of the Chapter 11 Cases (the “Devon Claims”).  On June 21, 2004, the Devon Liquidating Trust commenced an adversary proceeding in the Chapter 11 Cases (the “Devon Adversary Proceeding”) through the filing of a complaint (the “Devon Complaint”) which incorporates the Devon Claims.  On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against the Devon Liquidating Trust, which encompassed the Company Claims.  On November 22, 2004, the Company filed a motion for leave (the “Motion for Leave”) to file a third party complaint for contribution and indemnification against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P.  By endorsed order entered January 12, 2005, Judge Robert E. Gerber, the judge presiding over the Chapter 11 Cases and the Devon Adversary Proceeding, granted a recusal request made by counsel to Devon G.P.  On January 21, 2005, the Devon Adversary Proceeding was reassigned from Judge Gerber to Judge Cecelia G. Morris.  By an order dated April 5, 2005, Judge Morris denied the Motion for Leave and a subsequent motion for reconsideration.

On March 6, 2006, the Bankruptcy Court issued a memorandum decision granting Adelphia summary judgment on all counts of the Devon Complaint except for the fraudulent conveyance/breach of limited partnership claim.  The Bankruptcy Court denied in its entirety the summary judgment motion filed by the Devon Liquidating Trust.  Trial commenced on April 17, 2006.  On April 18, 2006, the parties agreed on the record in the Bankruptcy Court to settle their disputes.  The Devon Liquidating Trust agreed to release all claims it has against the Company, and the Company agreed to release all claims it has against the Devon Liquidating Trust.  Neither party will pay any money to the other party as a result of this settlement.

The Company and the Devon Liquidating Trust have executed a settlement agreement memorializing the terms of the settlement described above.  The settlement agreement was noticed in the bankruptcy proceeding, with an objection deadline of August 31, 2006.  As no objections to approval of the settlement agreement were received, the settlement agreement is deemed to have been approved by the Bankruptcy Court.

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NFHLP Claim

On January 13, 2003, Niagara Frontier Hockey, L.P., a Delaware limited partnership owned by the Rigas Family (“NFHLP”) and certain of its subsidiaries (the “NFHLP Debtors”) filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the “NFHLP Bankruptcy Court”) seeking protection under the U. S. bankruptcy laws.  Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities.  On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation.  The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors’ Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors’ Committee related to the waiver of Adelphia’s right to participate in certain sale proceeds resulting from the sale of assets.  Certain of the NFHLP Debtors’ pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors’ Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors’ Committee from prosecuting their claims against those pre-petition lenders.  Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints.  Discovery closed on November 1, 2005 and cross-motions for summary judgment were filed in January  2006 and have been fully briefed.  Oral argument on the motion was held on September 19, 2006 and has been continued to November 28, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Adelphia’s Lawsuit Against Deloitte

On November 6, 2002, Adelphia sued Deloitte, Adelphia’s former independent auditors, in the Court of Common Pleas for Philadelphia County.  The lawsuit seeks damages against Deloitte based on Deloitte’s alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia’s financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform.  The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the board of directors of Adelphia (the “Board”) or others who could have and would have stopped the Rigas Family’s misconduct.  The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003.  On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint.  In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution.  Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas.  In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution.  The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants.  On January 9, 2004, Adelphia answered Deloitte’s counterclaims.  On September 5, 2006, discovery was substantially completed and closed.  On September 11, 2006, the court signed an order extending certain pretrial deadlines by approximately 30 days and stating that the case will be ready for trial by February 2, 2007.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

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Arahova Motions

Substantial disputes exist between creditors of the Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007, issued by FrontierVision Holdings, L.P. (an indirect subsidiary of Adelphia), the creditors of Olympus Communications, L.P. and the creditors of Arahova and Adelphia (the “Inter-Creditor Dispute”).  On November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders’ Committee”) filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Debtors’ plan of reorganization or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in the Chapter 11 Cases and the balance of the Debtors with respect to the Inter-Creditor Dispute; (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders’ Committee to file confidential supplements containing certain information.  The Bankruptcy Court held a sealed hearing on the Arahova Emergency Motions on January 4, 5 and 6, 2006.

Pursuant to an order dated January 26, 2006 (the “Arahova Order”), the Bankruptcy Court: (i) denied the motion to terminate the Arahova/Century Debtors’ exclusivity; (ii) denied the motion to appoint a trustee for the Arahova/Century Debtors, or, alternatively, to require the appointment of nonstatutory fiduciaries; and (iii) granted the motion for an order disqualifying WF&G from representing the Arahova/Century Debtors and any of the other Debtors in the Inter-Creditor Dispute.  Without finding that present management or WF&G have in any way acted inappropriately to date, the Bankruptcy Court found that WF&G’s voluntary neutrality in such disputes should be mandatory, except that the Bankruptcy Court stated that WF&G could continue to act as a facilitator privately to assist creditor groups that are parties to the Inter-Creditor Dispute reach a settlement.  The Arahova Noteholders’ Committee appealed the Arahova Order to the District Court, and on March 30, 2006, the District Court affirmed the Arahova Order.  On April 7, 2006, the Arahova Noteholders’ Committee appealed the Arahova Order to the Second Circuit.  On July 26, 2006, the Second Circuit entered a stipulation and order between the Debtors and the Arahova Noteholders’ Committee withdrawing the Arahova Noteholders’ Committee’s appeal from active consideration.  The Arahova Noteholders’ Committee may reactivate its appeal on or before January 19, 2007.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Bank Fee Claims

Under the terms of Adelphia’s pre-petition credit facilities (the “Credit Facilities”), Adelphia was obligated to reimburse and/or indemnify its pre-petition lenders (the “Non-Agent Lenders”) and administrative agents (the “Administrative Agents”) for certain fees and expenses incurred by such Non-Agent Lenders and Administrative Agents.  Claims for such fees and expenses will be resolved in connection with the consummation of Adelphia’s plan of reorganization, except as otherwise ordered by the Bankruptcy Court.  Pursuant to the Final DIP Order, Adelphia has been making monthly payments of all fees and expenses payable to the Administrative Agents under the Credit Facilities.  The Company has recorded bank lender fees only to the extent it expects to pay such amounts during the Chapter 11 proceedings.

On April 28, 2006, the Creditors’ Committee filed a motion (subsequently joined by the Equity Committee) seeking to estimate the fees and expenses of the Non-Agent Lenders and the Administrative Agents, including all bank fees paid to the Administrative Agents pursuant to the Final DIP Order, at $50 million (the “Estimation Motion”).  On November 21, 2006, the Creditors’ Committee amended and renewed the Estimation Motion with respect to the four Credit Facilities not addressed in the JV Plan and scheduled a hearing on the matter on December 7, 2006.

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Under the terms of the JV Plan, Adelphia is required to pay all bank lender fee claims incurred prior to the effective date of the JV Plan for the two Credit Facilities of the JV Debtors.  Pursuant to the JV Plan, a fund of $10 million was created for the reimbursement and/or indemnification of post-effective date fees and expenses, which is the sole source of payment for such reimbursement and/or indemnification.  The bank lenders have submitted claims purportedly for the pre-effective date bank fees described under the terms of the JV Plan.  Adelphia has submitted timely objections to substantially all of such fees based on, among other reasons, the fees submitted pursuant to the JV Plan related to all fees incurred by such lenders, and did not allocate such fees among all six Credit Facilities.  As the Company cannot estimate the amount of the pre-effective date bank fees for the JV Debtors, no accrual for such fees has been made in the accompanying financial statements.

Under the terms of the Plan, if such plan becomes effective, Adelphia will be required to pay the pre-effective date Non-Agent Lender bank fees, subject to certain limitations.  Adelphia has estimated such fees to be between $50 million and $75 million.  In addition, the Plan proposes the creation of a fund for post-effective date bank fees of up to approximately $80 million.  If the Plan is confirmed and becomes effective by its terms, the Estimation Motion also would be settled.  The deadline by which creditors must vote to accept or reject the Plan is November 27, 2006 (and November 20, 2006 for creditors voting through intermediaries).  The Company has not accrued for the aforementioned bank fees as there can be no assurance as to whether or when the Plan will become effective and there can be no assurance as to the outcome of the Estimation Motion.

City of Martinsville and Henry County, Virginia – Right of Purchase Claim

Pursuant to the asset purchase agreement between TW NY and Adelphia, the Company filed Federal Communications Commission Form 394 franchise transfer requests with the City of Martinsville, Virginia (“Martinsville”) and County of Henry, Virginia (“Henry County”).  In response to the Company’s request for franchise transfer approval, Martinsville asserted a right under its franchise agreement with Multi-Channel T.V. Cable Company, an Adelphia subsidiary and a Debtor (“Multi-Channel T.V.”), to purchase the Adelphia systems serving its community.  In addition, Henry County allegedly denied the Company’s request for franchise transfer approval within 120 days of such request and thereafter purportedly assigned to Martinsville its purported right to purchase the Adelphia systems serving its community under its franchise agreement with Multi-Channel T.V.  As of June 30, 2006, the combined number of Company subscribers in the two communities was approximately 16,000.

On April 26, 2006, Martinsville Cable, Inc. (“Martinsville Cable”) filed a complaint against Multi-Channel T.V. with the Bankruptcy Court in the Chapter 11 Cases seeking, among other things, a declaration that the alleged purchase rights of Martinsville and Henry County (which purportedly were assigned to Martinsville) are valid and enforceable.  The complaint also seeks an order requiring Multi-Channel T.V. to specifically perform pursuant to the terms of the franchise agreements to sell such systems to Martinsville Cable or, in the event the request for specific performance is denied, judgment for all damages suffered by Martinsville Cable as a result of Multi-Channel T.V.’s alleged material breach of the franchise agreements.  The complaint further seeks a permanent injunction prohibiting Multi-Channel T.V. from transferring such systems to TW NY or any third party.  The Company believes that there are significant legal barriers to Martinsville enforcing its alleged purchase rights under the Bankruptcy Code, the Cable Communications Policy Act of 1984, as amended, and Virginia state law.

On June 14, 2006, Martinsville Cable filed a complaint against TW NY and TWC in Virginia state court seeking a declaratory judgment that the alleged purchase rights are enforceable and have been properly exercised with regard to a subsequent proposed sale of the Martinsville and Henry County cable assets by TW NY to Comcast (the “Virginia Action”).  The complaint in the Virginia Action also requests an injunction prohibiting TW NY and TWC from transferring the Martinsville and Henry County cable assets to Comcast or any other third party, in the event that TW NY acquires the relevant cable systems from Adelphia.  On June 26, 2006, the action was removed from Virginia state court to the United States District Court for the Western District of Virginia (the “Virginia District Court”).

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On July 20, 2006, the Virginia District Court entered an agreed order in the Virginia Action (the “Agreed Order”) providing that Comcast Cable Communications Holdings, Inc. (“Comcast Cable Communications”) and Comcast of Georgia, Inc. (“Comcast Georgia,” together with Comcast Cable Communications, “Comcast Cable”), each a subsidiary of Comcast, will operate the cable systems in such communities from the Closing Date until the resolution of the Virginia Action.  Pursuant to the Agreed Order, during such interim period, Comcast Cable is prohibited from selling any of the system assets or making any physical, material, administrative or operational change that would tend to (i) degrade the quality of services to the subscribers, (ii) decrease income or (iii) diminish the material value of the system assets without the prior written consent of Martinsville Cable, Martinsville and Henry County.

On August 1, 2006, the Bankruptcy Court entered a stipulated order by the parties providing for the interim management of the systems by Comcast Cable upon terms and conditions substantially similar to those in the Virginia District Court Agreed Order.  The Company will continue to own the systems until a final resolution of Martinsville Cable’s Bankruptcy Court complaint.

On August 24, 2006, in the Virginia Action, the Virginia District court issued an order denying Martinsville Cable’s motion for summary judgment and granting the motion for summary judgment filed by TW NY and Comcast.  The Virginia District Court ruled that neither Martinsville Cable nor Martinsville is legally qualified to exercise the purchase rights provided for in the applicable franchise agreements.  Martinsville Cable did not appeal this decision.

On September 19, 2006, the Bankruptcy Court entered an order authorizing the assignment of the Debtors’ franchise agreements with Martinsville and Henry County, which were assigned to Cable Holdco Exchange III, LLC, an affiliate of TW NY.  Such order reserves the rights of Martinsville and Henry County to assert that certain defaults under such franchise agreements have not been cured, which issue may be the subject of further adjudication by the Bankruptcy Court.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

The America Channel Litigation

On May 30, 2006, The America Channel, LLC (“TAC”), a Delaware limited liability company organized to own and operate a television programming network, filed a lawsuit in the United States District Court for the District of Minnesota (the “Minnesota District Court”) against TWC, TW NY, Time Warner and Comcast (together, the “Purchasers”), alleging that the Purchasers had violated sections 1 and 2 of the Sherman Antitrust Act and section 7 of the Clayton Antitrust Act (the “TAC Action”).  TAC alleged that completion of the Sale Transaction by the Purchasers, as well as certain other transactions, would constitute further violations of the Sherman and Clayton Antitrust Acts.  TAC, among other things, requested as relief an injunction enjoining the Purchasers from consummating the Sale Transaction.

On June 1, 2006, the Debtors filed an adversary proceeding in the Bankruptcy Court seeking (i) a declaration that TAC and its attorneys (the “TAC Defendants”) impermissibly interfered with the Bankruptcy Court’s jurisdiction and mandate, (ii) a declaration that the TAC Defendants should have commenced the TAC Action, if at all, in the Bankruptcy Court, (iii) a declaration that the TAC Action violates the automatic stay embodied in 11 U.S.C. Section 362(a)(3), and (iv) a preliminary and permanent injunction enjoining the TAC Defendants from interfering with the Bankruptcy Court’s jurisdiction over the Debtors’ Chapter 11 Cases and the Sale Transaction by prosecuting the TAC Action in any court other than the Bankruptcy Court.

On June 2, 2006, the Bankruptcy Court issued a temporary restraining order that, among other things, prohibited the TAC Defendants from continuing any further proceedings in the TAC Action.  Following the Bankruptcy Court’s issuance of the temporary restraining order, also on June 2, 2006, the TAC Defendants filed, in the Minnesota District Court, a motion to vacate the Bankruptcy Court’s June 2, 2006 order (the “Motion to Vacate”).  On June 5, 2006, on the Debtors’ motion, the Bankruptcy Court held

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the TAC Defendants in contempt for violating the temporary restraining order by filing the Motion to Vacate.  The contempt hearing has been continued so that the Bankruptcy Court may determine the scope of the TAC Defendants’ contempt, as well as what, if any, sanctions to impose.

On June 19, 2006, the Bankruptcy Court heard argument from the Debtors and the TAC Defendants on the Debtors’ motion for a preliminary injunction.  The Debtors and the TAC Defendants agreed that any preliminary injunction entered would be treated as a permanent injunction.  On June 26, 2006, the Bankruptcy Court entered a judgment declaring that the TAC Defendants’ efforts to enjoin the Sale Transaction in the TAC Action violated the automatic stay under 11 U.S.C. section 362(a)(3).  Also on that date, the Bankruptcy Court entered a permanent injunction (the “TAC Injunction”) enjoining the TAC Defendants from: (a) continuation of any further proceedings in the TAC Action; (b) taking any other action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Debtors’ disposition of their assets; and (c) taking any other action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Bankruptcy Court’s jurisdiction over the Debtors’ chapter 11 cases.  The TAC Injunction does, however, permit the TAC Defendants to proceed with the TAC Action in the Minnesota District Court, or elsewhere, but only to the extent that the TAC Defendants seek no relief other than: (a) damages; (b) an order requiring the Debtors and/or the Purchasers to carry TAC on their cable systems; and/or (c) post-Sale Transaction divestiture.

On June 26, 2006, the TAC Defendants filed a notice of appeal from the Bankruptcy Court’s judgment and permanent injunction.  On October 10, 2006, pursuant to a stipulation among the parties to the appeal, the District Court dismissed the TAC Defendants’ appeal with prejudice.  Dismissal of the TAC Defendants’ appeal did not affect the Bankruptcy Court’s earlier finding that the TAC Defendants were in contempt, or the continued contempt hearing.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

The Company’s Claims Against Motorola, Inc.

On June 22, 2006, the Debtors filed an adversary complaint (the “Complaint”) against Motorola, Inc. and certain of its subsidiaries (collectively “Motorola”), as well as three transferees of claims filed by Motorola (the “Claim Transferees”), in the Bankruptcy Court.  The Complaint seeks recovery on behalf of the Debtors’ estate on various affirmative claims against Motorola and, additionally, raises certain objections and defenses of the Debtors to claims of approximately $66,000,000 (the “Motorola Claims”) asserted by Motorola in the Debtors’ bankruptcy proceedings.  Among other relief, the Complaint seeks damages from Motorola for aiding and abetting breaches of fiduciary duty by the Company’s former management in manipulating the Company’s consolidated financial statements and performance results for the fiscal years 2000 and 2001.  The Complaint also seeks avoidance and recovery of preferential and fraudulent transfers of more than $60,000,000 made to Motorola pursuant to Sections 544, 547, 548 and 550 of the Bankruptcy Code and applicable state law.  The Complaint further seeks avoidance of purported (but unperfected) liens asserted by Motorola against property of the Debtors pursuant to Section 544 of the Bankruptcy Code.  The Complaint also seeks disallowance of some or all of the Motorola Claims to the extent that the claims are improperly asserted against subsidiaries of the Company rather than the Company itself.  The Complaint further seeks equitable subordination under Bankruptcy Code Section 510(c) of the Motorola Claims, including claims held by the Claim Transferees, to the extent, if any, that such claims are allowed.

On August 14, 2006, Motorola filed its answer to the Complaint, denying all allegations of wrongdoing on Motorola’s part and asserting various affirmative defenses.  On September 6, 2006, the Claim Transferees also answered the Complaint.  In their answer, the Claim Transferees denied the allegations regarding the allowance, secured status and subordination of the Motorola Claims and asserted various affirmative defenses. The parties have made an initial exchange of documents and are proceeding with formulation of a discovery plan.  No trial date has been set.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

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Rembrandt Technologies Adversary Proceeding

On or about September 13, 2006, Rembrandt Technologies LP (“Rembrandt”) commenced an adversary proceeding in the Bankruptcy Court against Adelphia and certain of its current and former subsidiaries and affiliates claiming that between the filing of certain bankruptcy petitions for such entities and July 31, 2006, they infringed certain patents by providing high-speed cable modem Internet products and services to subscribers (the “Rembrandt Action”).  The complaint seeks a number of remedies including an award of damages for patent infringement, increased damages for alleged willful infringement and costs, attorneys’ fees and interest.  The complaint states that other affiliates of Adelphia may also be liable for infringement of such patents and that Rembrandt intends to amend its complaint to add such other affiliates or, if appropriate, to dismiss defendants who are shown not to have engaged in any infringing activity.  Also on September 13, 2006, Rembrandt filed proofs of administrative claim against the same entities that are named in the Rembrandt Action, premised on the same allegations made in the Rembrandt Action (the “Rembrandt Administrative Claim”), seeking, according to such claim, an amount not less than $130.3 million.  On September 20, 2006, Rembrandt’s counsel sent a letter (the “September 20 Letter”) to Adelphia’s counsel requesting that Adelphia establish a separate reserve in the amount of $130.3 million under the Plan to be used solely for purposes of satisfying the Rembrandt Administrative Claim to the extent that it is allowed as an administrative expense claim. In response, Adelphia informed Rembrandt that the September 20 Letter and Rembrandt’s court filings did not contain information that would permit Adelphia to conclude that the named debtors have any liability to Rembrandt, that any reserve is appropriate, or what the amount of any appropriate reserve should be, and requested additional information relating to the bases for Rembrandt’s claims and requested reserve.  In a letter dated October 27, 2006, counsel for Rembrandt advised Adelphia that the total amount of its claim was $131.5 million (as opposed to the $130.3 million figure specified when the complaint was filed).  On November 13, 2006, Rembrandt’s counsel submitted an expert damages report that revised the claim downward to a figure between $92 million and $115 million.  If Adelphia and Rembrandt do not agree on or before November 29, 2006 on a value for the reserve that Rembrandt requests, an estimation hearing will be conducted on December 12, 2006.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Series E and F Preferred Stock Conversion Postponements

On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia’s 7.5% Series E Mandatory Convertible Preferred Stock (“Series E Preferred Stock”) into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors’ bankruptcy filing, in order to protect the Debtors’ net operating loss carryovers.   On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock.  Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of Adelphia’s 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency (“EPA”), and notified EPA that it intended to conduct an audit of its operations to identify and correct violations of certain environmental requirements. The potential violations primarily concern reporting and record keeping requirements arising from the Company’s storage and use of petroleum and batteries to provide backup power for its cable operations.

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On July 6, 2006, the Company executed an agreement with EPA to settle EPA’s civil and administrative claims with respect to environmental violations that are identified by the Company, disclosed to EPA, and corrected in accordance with the agreement.  The agreement caps the Company’s total liability for civil and administrative fines for such violations at $233,000 subject to certain restrictions.  On July 24, 2006, the Bankruptcy Court approved the agreement.  Pursuant to the agreement, on July 26, 2006, the Company submitted the results of its environmental self-audit to EPA.  On August 7, 2006, EPA proposed a final settlement agreement to resolve the Company’s liability for civil and administrative fines for the violations disclosed and corrected by the Company in exchange for a payment of $143,000. The Company executed the settlement agreement on August 15, 2006 and made the required payment of $143,000 on August 17, 2006.  The Company will submit a supplemental audit report to EPA upon completion of certain remaining corrective actions described in the July 6, 2006 agreement with EPA.

Based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company’s net liabilities in liquidation.

Other

Various parties have provided notice to Adelphia that they intend to file administrative claims in amounts that, if allowed by the Bankruptcy Court, would be material. Adelphia is not yet able to determine the validity or materiality of such potential claims.

The Company may be subject to various other legal proceedings and claims which arise in the ordinary course of business.  Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company’s net liabilities in liquidation.

Note 5:  Additional Information

Cash and cash equivalents

Cash equivalents consist primarily of money market funds and United States government obligations with maturities of three months or less when purchased.  The carrying amounts of cash equivalents approximate their fair values.

Short-term investments

Short-term investments are carried at fair market value.  Changes in the fair market value of the Company’s investments are reflected in changes in fair values of assets and liabilities in the accompanying unaudited consolidated statement of changes in net liabilities in liquidation.

Accounts payable, accrued liabilities and other liabilities

To the Company’s knowledge, all undisputed post petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid are fully paid as of October 31, 2006.

Contractual interest and dividends

Contractual interest on the Company’s pre-petition debt obligations was $110,607,000 for the month ended October 31, 2006.  Contractual dividends applicable to the Company’s preferred stock were $10,010,000 for the month ended October 31, 2006.

Note 6:  Bankruptcy Court Reporting Schedules

The Bankruptcy Court reporting schedules included in this report beginning on page 29 are for the period from October 1 through October 31, 2006 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP.  The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the
	Month Ended
	October 31, 2006	Reference

Gross wages paid	$2,427,976	Schedule I
Employee payroll taxes withheld	850,093	Schedule I
Employer payroll taxes due	77,573	Schedule I
Payroll taxes paid*	1,713,487	Schedule II*
Sales and other taxes due	0	Schedule III
Gross taxable sales	0	Schedule III
Real estate and personal property taxes paid	203,770	Schedule IV
Sales and other taxes paid	38,011	Schedule V
Cash disbursements	79,064,629	Schedule VI
Insurance coverage	N/A	Schedule VII

* The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes

for the Month Ended October 31, 2006

	Gross	Employee Payroll	Employer Payroll
Week Ending Date	Wages Paid	Taxes Withheld	Taxes Due
13-Oct-06	$1,099,671	$329,027	$30,711
27-Oct-06	$1,328,305	$521,066	$46,862

Total	$2,427,976	$850,093	$77,573

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended October 31, 2006

	Payroll Taxes
	Paid	Payment Date
INTERNAL REVENUE SERVICE	421,494.19	10/2/2006
STATE OF CALIFORNIA	1,461.21	10/2/2006
STATE OF COLORADO	17,464.00	10/2/2006
STATE OF MARYLAND	1,929.67	10/2/2006
STATE OF MASSACHUSETTS	580.31	10/2/2006
STATE OF NEW YORK	17,031.71	10/2/2006
STATE OF OHIO	31.28	10/2/2006
STATE OF PENNSYLVANIA	12,817.84	10/2/2006
STATE OF VIRGINIA	436.32	10/2/2006
STATE OF MAINE	1,149.17	10/2/2006
CENTRAL COLLECTION AGENCY	425.08	10/3/2006
ALTOONA AREA SCHOOL DISTRICT	158.67	10/6/2006
ASHLAND FINANCIAL DEPARTMENT	615.27	10/6/2006
BEDFORD COUNTY TAX SERVICE	303.26	10/6/2006
BETHEL PARK BOROUGH	1,526.42	10/6/2006
BLAIRSVILLE BORO	442.24	10/6/2006
BOROUGH OF ROCHESTER	71.52	10/6/2006
BOURBON COUNTY OCCUP	4.25	10/6/2006
BOYD COUNTY	36.92	10/6/2006
BOYLE COUNTY COURTHOUSE	674.77	10/6/2006
BREATHITT TAX ADMIN	48.79	10/6/2006
BROOKLYN CITY INCOME TAX	96.28	10/6/2006
BRYAN CITY INCOME TAX	1,069.29	10/6/2006
CATIZ VILLAGE INCOME TAX	47.42	10/6/2006
CELINA CITY	421.37	10/6/2006
CENTRAL TAX BURE(A)	52.84	10/6/2006
CENTRAL TAX BUREAU	222.13	10/6/2006
CENTRAL TAX BUREAU OF P	150,602.22	10/6/2006
CITY OF BEATTYVILLE	96.83	10/6/2006
CITY OF BEDFORD TAX DEPT	181.64	10/6/2006
CITY OF BRUNSWICK	285.97	10/6/2006
CITY OF CAMBRIDGE	558.16	10/6/2006
CITY OF CUYAHOGA FALLS	74.39	10/6/2006
CITY OF CYNTHIANA	115.48	10/6/2006
CITY OF DOVER	12.22	10/6/2006
CITY OF HARRODSBURG	299.96	10/6/2006
CITY OF HEATH	161.52	10/6/2006
CITY OF HUNTINGTON	516.00	10/6/2006
CITY OF IRONTON	169.11	10/6/2006
CITY OF JEFFERSONSVILLE	18.95	10/6/2006
CITY OF LEBANON	115.46	10/6/2006
CITY OF MIDWAY	27.91	10/6/2006
CITY OF MILLESBURG	9.24	10/6/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended October 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
CITY OF MONROE	270.68	10/6/2006
CITY OF NEW PHILADELPHIA	1,788.41	10/6/2006
CITY OF PARIS	202.69	10/6/2006
CITY OF PERRYSBURG	15.50	10/6/2006
CITY OF PORT CLINTON	814.34	10/6/2006
CITY OF RICHMOND	6,134.94	10/6/2006
CITY OF RUSSELL	438.51	10/6/2006
CITY OF SOLON	264.38	10/6/2006
CITY OF STANTON	24.53	10/6/2006
CITY OF STRUTHERS	291.89	10/6/2006
CITY OF TWINSBURG	171.28	10/6/2006
CITY OF VANCEBURG	58.08	10/6/2006
CITY OF VERSAILLES	174.62	10/6/2006
CITY OF WASHINGTON COURTHOUSE	235.59	10/6/2006
CITY OF WAVERLY	68.05	10/6/2006
CITY OF WILMORE	49.13	10/6/2006
CITY OF ZANESVILLE	38.99	10/6/2006
CLARION WAGE TAX OFFICE	481.51	10/6/2006
CLAY CITY	34.87	10/6/2006
CLEARFIELD BORO	47.68	10/6/2006
COLLECTOR OF TAXES	494.60	10/6/2006
COLLEGE TOWNSHIP TREASURE	4,486.69	10/6/2006
COMM OF TAXATION, VILLAGE OF WHITEHOUSE	36.71	10/6/2006
COSHOCTON CITY	611.20	10/6/2006
DIRECTOR OF FINANCE	526.08	10/6/2006
FLEMINGSBURG OCCUP LICENSE FEE	19.97	10/6/2006
FRANKLIN COUNTY OCCUPATIONAL TAX COLLECTOR	8.43	10/6/2006
GARRARD COUNTY FISCAL COURT	47.11	10/6/2006
HAB-EIT	9,495.07	10/6/2006
HAB-EIT TAX ADMIN	378.50	10/6/2006
HARRISON COUNTYTAX ADMINISTRAT	13.21	10/6/2006
HERMITAGE RECEIVER OF TAXES	1,138.54	10/6/2006
JESSAMINE COUNTY	174.13	10/6/2006
LAKEWOOD CITY	20.17	10/6/2006
LAUREL COUNTY	135.78	10/6/2006
LINCOLN CO OCCUPATIONAL LICENSE	18.26	10/6/2006
LOCK HAVEN	543.76	10/6/2006
LOGAN CITY INCOME TAX	314.74	10/6/2006
LYKENS BOROUGH	263.72	10/6/2006
MADISON COUNTY	157.30	10/6/2006
MARION COUNTY TREASURER	64.73	10/6/2006
MCLEAN COUNTY LICENSE FEE	54.36	10/6/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended October 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
MERCER COUNTY FISCAL COURT	170.95	10/6/2006
MIFFCO TAX SERVICE INC	376.74	10/6/2006
MINERVA VILLAGE INCOME TAX	497.47	10/6/2006
MONROEVILLE BOROUGH	58.82	10/6/2006
MONTGOMERY COUNTY	262.00	10/6/2006
MOREHEAD DIRECTOR OF FIN	152.72	10/6/2006
NICHOLASVILLE TREASURER	387.11	10/6/2006
NOCHOLAS COUNTY	0.82	10/6/2006
NORTHWOOD DEPT OF TAXATION	97.29	10/6/2006
OHIO COUNTY	3.49	10/6/2006
POWELL COUNTY	39.85	10/6/2006
PUNXSUTAWNEY BORO	1,058.27	10/6/2006
RECEIVER OF TAXES	2,399.39	10/6/2006
RIPLEY VILLAGE INCOME TAX	34.05	10/6/2006
ROWAN COUNTY FINANCE	176.27	10/6/2006
SANDY TOWNSHIP	78.30	10/6/2006
SOMERSET	464.74	10/6/2006
SPRINGFIELD CITY (A)	23.24	10/6/2006
STANFORD OCCUPATIONAL TAX	10.04	10/6/2006
SUSAN ROBERTS	68.00	10/6/2006
SWANTON VILLAGE INCOME TAX	89.50	10/6/2006
TREASURE CLARK COUNTY COURHOUSE	26.99	10/6/2006
TREASURER BUTLER COUNTY	45.34	10/6/2006
TYRONE AREA SCHOOL DISTRICT	56.81	10/6/2006
UNION COUNTY TAX ADMINISTRATOR	62.50	10/6/2006
VERSAILLES VILLAGE INCOME TAX	18.89	10/6/2006
VILLAGE OF ABERDEEN	50.95	10/6/2006
VILLAGE OF BATAVIA	172.62	10/6/2006
VILLAGE OF CARROLLTON	38.16	10/6/2006
VILLAGE OF COAL GROVE	17.16	10/6/2006
VILLAGE OF DELTA	53.24	10/6/2006
VILLAGE OF FAYETTE	17.33	10/6/2006
VILLAGE OF GEORGETOWN	25.96	10/6/2006
VILLAGE OF GRANVILLE	119.80	10/6/2006
VILLAGE OF HOPEDALE	4.28	10/6/2006
VILLAGE OF JEFFERSONSVILLE	48.91	10/6/2006
VILLAGE OF LEWELLVILLE	47.62	10/6/2006
VILLAGE OF MALVERN	4.74	10/6/2006
VILLAGE OF MANCHESTER	16.12	10/6/2006
VILLAGE OF MANTUA	65.39	10/6/2006
VILLAGE OF MILLERSBURG	253.51	10/6/2006
VILLAGE OF MINSTER	209.10	10/6/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended October 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
VILLAGE OF MORROW	39.34	10/6/2006
VILLAGE OF NEW BOSTON	122.94	10/6/2006
VILLAGE OF OAK HARBOR	53.28	10/6/2006
VILLAGE OF RICHFIELD	82.33	10/6/2006
VILLAGE OF RIO GRANDE	36.19	10/6/2006
VILLAGE OF SCIO TREASURER	18.15	10/6/2006
VILLAGE OF SEBRING	102.58	10/6/2006
VILLAGE OF WATERVILLE	824.70	10/6/2006
WARREN COUNTY EIT	227.42	10/6/2006
WASHINGTON COUNT(A)	26.93	10/6/2006
WAUSEON INCOME TAX DEPARTMENT	71.91	10/6/2006
WOLFE COUNTY	31.04	10/6/2006
WOODFORD COUNTY	12.31	10/6/2006
YORK AREA EIT BUREAU	2,034.70	10/6/2006
OCCUPATIONAL TAX ADMINISTRATION	53.14	10/9/2006
BUREAU OF EMPLOYMENT PROGRAMS	336.09	10/12/2006
BUREAU OF EMPLOYMENT SERVICES	9,968.68	10/12/2006
CITY OF CARLISLE	16.05	10/12/2006
COLUMBUS CITY INCOME TAX	52.23	10/12/2006
DEPARTMENT OF ECONOMIC SECURITY	51.68	10/12/2006
DEPARTMENT OF EMPLOYMENT	4,352.80	10/12/2006
DEPARTMENT OF EMPLOYMENT SECURI	322.23	10/12/2006
DEPARTMENT OF HUMAN RESOURCES	11.17	10/12/2006
DEPARTMENT OF INDUSTRIAL RELATI	109.09	10/12/2006
DEPARTMENT OF LABOR	4,968.22	10/12/2006
DEPARTMENT OF LABOR & EMPLOYMEN	5,371.59	10/12/2006
DIVISION OF UNEMPLOYMENT INSURA	1,276.29	10/12/2006
EMPLOYMENT RESOURCES DIVISION	109.62	10/12/2006
EMPLOYMENT SECURITY COMMISSION	2,856.79	10/12/2006
EMPLOYMENT SECURITY DEPARTMENT	2,216.76	10/12/2006
INDIANA DEPARTMENT OF WORKFORCE	5.65	10/12/2006
MASSACHUSETTS DIVISION OF	4,168.97	10/12/2006
MONTANA DEPARTMENT OF LABOR	306.92	10/12/2006
NEW HAMPSHIRE DEPARTMENT OF EMP	378.79	10/12/2006
NYS UNEMPLOYMENT INSURANCE	2,541.16	10/12/2006
OFFICE OF UNEMPLOYMENT INS	2,238.94	10/12/2006
OKLAHOMA EMPLOYMENT SECURITY	27.37	10/12/2006
VERMONT DEPARTMENT OF	2,398.67	10/12/2006
VIRGINA EMPLOYMENT COMMISSION	4,378.61	10/12/2006
INTERNAL REVENUE SERVICE	307,582.61	10/16/2006
STATE OF CALIFORNIA	409.03	10/16/2006
STATE OF COLORADO	16,805.00	10/16/2006

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended October 31, 2006

	Payroll Taxes
Payee	Paid	Payment Date
STATE OF MARYLAND	1,842.96	10/16/2006
STATE OF MASSACHUSETTS	300.00	10/16/2006
STATE OF NEW YORK	16,325.15	10/16/2006
STATE OF OHIO	16.88	10/16/2006
STATE OF PENNSYLVANIA	11,910.74	10/16/2006
STATE OF VIRGINIA	95.27	10/16/2006
CITY OF NEWARK	5.96	10/18/2006
INTERNAL REVENUE SERVICE	11,622.72	10/23/2006
STATE OF CALIFORNIA	17,629.45	10/23/2006
STATE OF FLORIDA	16,012.52	10/23/2006
STATE OF PENNSYLVANIA	25,142.20	10/23/2006
BUREAU OF EMPLOYMENT SERVICES	318.18	10/27/2006
CENTRAL COLLECTION AGENCY	7.70	10/27/2006
NYS UNEMPLOYMENT INSURANCE	141.23	10/27/2006
RITA	4.07	10/27/2006
SCHOOL DISTRICT INCOME TAX	3.41	10/27/2006
VILLAGE OF GREENWOOD	212.00	10/27/2006
INTERNAL REVENUE SERVICE	489,554.27	10/30/2006
STATE OF CALIFORNIA	8,444.87	10/30/2006
STATE OF COLORADO	26,369.00	10/30/2006
STATE OF MARYLAND	1,842.96	10/30/2006
STATE OF MASSACHUSETTS	5,293.77	10/30/2006
STATE OF NEW YORK	16,597.54	10/30/2006
STATE OF NORTH CAROLINA	31.08	10/30/2006
STATE OF OHIO	1.51	10/30/2006
STATE OF PENNSYLVANIA	14,292.47	10/30/2006
STATE OF VIRGINIA	200.60	10/30/2006
TOTALS	$1,713,486.97

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended October 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales

Total	$0	$0

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended October 31, 2006

Payee	Amount Paid	Check Date
200 MINUTEMAN LLC	$7,161	10/19/06
BORO OF EAST PITTSBURGH	289	10/17/06
BOROUGH OF NANTY GLO	199	10/17/06
CHESTERFIELD COUNTY	18,588	10/28/06
CITY OF STANFORD	1,979	10/17/06
FAIRFIELD TOWN	1,260	10/26/06
FRENCHBURG CITY TAX	244	10/26/06
GECFS BY APEX AS AGENT	—	10/23/06
GREENE COUNTY TRUSTEE	468	10/20/06
HOCKING COUNTY TREASURER	3,156	10/28/06
LEVY COUNTY TAX COLLECTOR	1,128	10/26/06
MONONGALIA COUNTY SHERIFF	—	10/04/06
MONTGOMERY COUNTY	40,479	10/26/06
MORGAN COUNTY COLLECTOR	—	10/04/06
MORGAN COUNTY COLLECTOR	—	10/10/06
NORTH BRADDOCK BOROUGH	3,731	10/18/06
RUMFORD TOWN	3,378	10/26/06
STATE OF MARYLAND	300	10/05/06
STATE OF MARYLAND	300	10/16/06
STOCKTON SPRINGS TOWN	299	10/26/06
TOWN OF CORINTH	3,156	10/26/06
TOWNSHIP OF PORTAGE	70	10/17/06
UNION COUNTY	—	10/20/06
UNITY TOWN TREASURER	98	10/26/06
VENTURA COUNTY TAX COLLECTOR	114,871	10/26/06
WILMORE CITY	2,616	10/04/06
YADKIN COUNTY	—	10/04/06

Total	$203,770

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended October 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
BOARD OF EQUALIZATION	Sales Tax	$1	10/24/06
BOARD OF EQUALIZATION	Sales Tax	2	10/28/06
CITY OF KELSO	Utility Tax	6,733	10/17/06
CITY OF LONGVIEW	Utility Tax	23,610	10/17/06
CITY OF PALOUSE	Utility Tax	541	10/17/06
COLORADO DEPARTMENT OF REVENUE	Sales Tax	4	10/12/06
COMPTROLLER OF MARYLAND	Sales Tax	162	10/10/06
DEPT OF REVENUE	Sales Tax	144	10/16/06
INDIANA DEPT OF REVENUE	Sales Tax	40	10/12/06
KENTUCKY STATE TREASURER	Sales Tax	46	10/12/06
NECA TRS	Federal USF	4,387	10/17/06
NEUSTAR INC	Federal USF	872	10/19/06
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	1,469	10/13/06

Total		$38,011

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended October 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$86,437
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	1,558
ACC OPERATIONS, INC.	081-02-41956	02-41956	102,773
ACC PROPERTIES 1, LLC	081-05-44167	05-44167	250
ACC PROPERTIES 103, LLC	081-05-44168	05-44168	250
ACC PROPERTIES 105, LLC	081-05-44170	05-44170	250
ACC PROPERTIES 109, LLC	081-05-44171	05-44171	250
ACC PROPERTIES 121, LLC	081-05-44172	05-44172	250
ACC PROPERTIES 122, LLC	081-05-44174	05-44174	250
ACC PROPERTIES 123, LLC	081-05-44178	05-44178	250
ACC PROPERTIES 130, LLC	081-05-44190	05-44190	250
ACC PROPERTIES 146, LLC	081-05-44192	05-44192	250
ACC PROPERTIES 154, LLC	081-05-44193	05-44193	250
ACC PROPERTIES 156, LLC	081-05-44195	05-44195	250
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	119,374
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	250
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, L.P.	081-02-41902	02-41902	27,396
ADELPHIA CABLEVISION ASSOCIATES OF RADNOR, L.P.	081-06-10622	06-10622	250
ADELPHIA CABLEVISION ASSOCIATES, L.P.	081-02-41913	02-41913	6,311
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	8,753
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	9,696
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	18,031
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	19,435
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	5,852
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	5,111
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	5,575
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	17,709
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	4,035
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	16,507
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	3,803
ADELPHIA CABLEVISION OF WEST PALM BEACH II, LLC	081-06-10623	06-10623	4,893
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	4,247
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	12,768
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	1,846

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended October 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ADELPHIA CABLEVISION OF WEST PALM BEACH, LLC	081-06-10624	06-10624	5,772
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	20,048,667
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	149,230
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	25,548
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	76,266
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	279,877
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	250
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	16,361
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	13,078
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	3,818
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	358,079
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	20,209
ADELPHIA HARBOR CENTER HOLDINGS, LLC	081-02-41853	02-41853	250
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	250
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	250
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	250
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	250
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	35,574
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	8,576
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	186,439
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	500
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	250
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	250
BADGER HOLDING CORP	081-02-41792	02-41792	250
BETTER TV, INC. OF BENNINGTON	081-02-41914	02-41914	4,357
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	8,247
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,558
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	5,057
CABLEVISION BUSINESS SERVICES, INC.	081-06-10625	06-10625	250
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	10,984
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	250
CENTURY ALABAMA CORP.	081-02-41889	02-41889	4,138
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP.	081-02-41738	02-41738	250

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended October 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CENTURY BERKSHIRE CABLE CORP.	081-02-41762	02-41762	3,826
CENTURY CABLE HOLDINGS CORP.	081-02-41814	02-41814	1,250
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	20,619,575
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	107,632
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	13,168
CENTURY CAROLINA CORP.	081-02-41886	02-41886	24,135
CENTURY COLORADO SPRINGS CORP.	081-02-41736	02-41736	5,117
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	20,649
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	13,063,215
CENTURY CULLMAN CORP.	081-02-41888	02-41888	3,447
CENTURY ENTERPRISE CABLE CORP.	081-02-41890	02-41890	4,934
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	250
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	27,974
CENTURY INDIANA CORP.	081-02-41768	02-41768	250
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	250
CENTURY INVESTORS, INC.	081-02-41733	02-41733	250
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	874
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	250
CENTURY KANSAS CABLE TELEVISION CORP.	081-02-41884	02-41884	1,759
CENTURY LYKENS CABLE CORP.	081-02-41883	02-41883	8,099
CENTURY MCE, LLC	081-06-10626	06-10626	250
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	4,440
CENTURY MISSISSIPPI CORP.	081-02-41882	02-41882	4,268
CENTURY MOUNTAIN CORP.	081-02-41797	02-41797	4,096
CENTURY NORWICH CORP.	081-02-41881	02-41881	64,201
CENTURY OHIO CABLE TELEVISION CORP.	081-02-41811	02-41811	8,412
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	250
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	250
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	4,000
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	1,426
CENTURY VIRGINIA CORP.	081-02-41796	02-41796	4,497
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	250
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	1,979
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	1,500
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	88,150
CMA CABLEVISION ASSOCIATES VII, L.P.	081-02-41808	02-41808	5,997

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended October 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CMA CABLEVISION ASSOCIATES XI, LIMITED PARTNERSHIP	081-02-41807	02-41807	1,481
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	37,049
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
DESERT HOT SPRINGS CABLEVISION, INC.	081-06-10627	06-10627	9,068
E. & E. CABLE SERVICE, INC.	081-02-41785	02-41785	250
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	250
EASTERN VIRGINIA CABLEVISION, L.P.	081-02-41800	02-41800	6,578
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	250
FOP INDIANA, L.P.	081-02-41816	02-41816	5,049
FRONTIERVISION ACCESS PARTNERS, L.L.C.	081-02-41819	02-41819	9,800
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	7,661
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	250
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	250
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	250
FRONTIERVISION HOLDINGS, L.P.	081-02-41826	02-41826	250
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	250
FRONTIERVISION OPERATING PARTNERS, L.L.C.	081-02-41825	02-41825	250
FRONTIERVISION OPERATING PARTNERS, L.P.	081-02-41821	02-41821	5,383,251
FRONTIERVISION PARTNERS, L.P.	081-02-41828	02-41828	250
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	250
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, L.P.	081-02-41933	02-41933	13,571
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	250
GS CABLE, LLC	081-02-41907	02-41907	15,631
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	9,867
HENDERSON COMMUNITY ANTENNA TELEVISION, INC.	081-06-10628	06-10628	4,067
HIGHLAND CARLSBAD CABLEVISION, INC.	081-06-10629	06-10629	—
HIGHLAND CARLSBAD OPERATING SUBSIDIARY, INC.	081-06-10630	06-10630	19,197
HIGHLAND PRESTIGE GEORGIA, INC.	081-06-10631	06-10631	184,504
HIGHLAND VIDEO ASSOCIATES, L.P.	081-06-10632	06-10632	19,269
HILTON HEAD COMMUNICATIONS, L.P.	081-06-10633	06-10633	5,783
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	6,261
IONIAN COMMUNICATIONS, L.P.	081-06-10634	06-10634	18,783
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	6,183
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	3,860
KOOTENAI CABLE, INC.	081-02-41875	02-41875	5,041
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	3,984
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	596

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended October 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursement
MARTHA’S VINEYARD CABLEVISION, L.P.	081-02-41805	02-41805	4,309
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	58,460
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	1,900
MICKELSON MEDIA, INC.	081-02-41782	02-41782	4,251
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	250
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	4,482
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	250
MOUNTAIN CABLE COMPANY, L.P.	081-02-41909	02-41909	20,391
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL T.V. CABLE COMPANY	081-02-41921	02-41921	7,570
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	081-02-41952	02-41952	13,924
OFE I, LLC	081-06-10637	06-10637	250
OFE II, LLC	081-06-10638	06-10638	—
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	10,543,720
OLYMPUS CAPITAL CORP.	081-02-41930	02-41930	250
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	1,250
OLYMPUS MCE I, LLC	081-06-10639	06-10639	250
OLYMPUS MCE II, LLC	081-06-10640	06-10640	500
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	500
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	152,629
PAGE TIME, INC.	081-02-41839	02-41839	250
PALM BEACH GROUP CABLE INC S	081-05-60107	05-60107	250
PARAGON CABLE TELEVISION INC.	081-02-41778	02-41778	750
PARAGON CABLEVISION CONSTRUCTION CORP	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORP	081-02-41776	02-41776	—
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	250
PRESTIGE COMMUNICATIONS, INC.	081-06-10636	06-10636	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	6,129
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	4,178
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	1,320
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, L.P.	081-02-41927	02-41927	7,294
S/T CABLE CORPORATION	081-02-41791	02-41791	250
SABRES, INC.	081-02-41838	02-41838	250
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	28,187
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	160,511
SOUTHWEST COLORADO CABLE, INC.	081-02-41769	02-41769	84

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

for the Month Ended October 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	7,688
STAR CABLE INC.	081-02-41787	02-41787	250
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	18,156
SVHH CABLE ACQUISITION, L.P.	081-02-41836	02-41836	10,708
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	9,075
TELE-MEDIA COMPANY OF TRI-STATES L.P.	081-02-41809	02-41809	6,243
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	14,284
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	250
THE WESTOVER T.V. CABLE CO., INCORPORATED	081-02-41786	02-41786	250
THREE RIVERS CABLE ASSOCIATES, L.P.	081-02-41910	02-41910	6,764
TIMOTHEOS COMMUNICATIONS, L.P.	081-02-41901	02-41901	250
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	500
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	697
UCA LLC	081-02-41834	02-41834	6,290,724
UCA MCE I, LLC	081-06-10641	06-10641	250
UCA MCE II, LLC	081-06-10642	06-10642	250
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	250
VALLEY VIDEO, INC.	081-02-41870	02-41870	4,130
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	4,746
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	4,757
WELLSVILLE CABLEVISION, L.L.C.	081-02-41806	02-41806	4,941
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	8,855
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	2,815
YOUNG’S CABLE TV CORP.	081-02-41915	02-41915	4,130
YUMA CABLEVISION, INC.	081-02-41868	02-41868	7,728

Total			$79,064,629

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage *	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI Lexington only eff 8/16/06	7474763; 109864833; 341016; 341017; 7521309 (eff 8/16/06)	05/16/05 - 08/16/06 08/16/06 – 08/16/07

Commercial General Liability	AIG (American Home Assurance Co) Argonaut (Colony Ins. Co) eff 8/16/06	3975Y60; AR6360070 (eff 8/16/06)	05/16/05 – 08/16/06 08/16/06 – 08/16/07

Commercial Automobile Liability	AIG (American Home Assurance Co) Hartford (Twin City Ins. Co.) eff 8/16/06	MA – 3851621 VA - 3851667 All other states – 3851620; 46UENIY9018 (eff 8/16/06)	05/16/05 – 08/16/06 08/16/06 – 08/16/07

Excess Automobile Liability	AIG (Lexington)	All States – 1507622	05/16/05 – 08/16/06

Worker’s Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA) Pinnacol and Argonaut Ins. eff 8/16/06	All states except monopolistic policy numbers 6611534; 6611535; 6611536; 6611537; 6611538; 6611539; 4107570 (eff 8/16/06)	05/16/06 – 08/16/06 08/16/06 – 08/01/07

Ohio	Ohio Bureau of Workers Compensation	1328524	Termination 8/01/06

Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 – 8/01/06

West Virginia	West Virginia Workers’ Compensation/ Brickstreet Mutual	10015968-01; 10015968-02 eff 7/01/06	1/1/06 – 8/01/06

Wyoming	Wyoming Department of Employment	000112936	10/1/99 – 8/01/06

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/06 – 10/15/07

Employment Practices Liability	AXIS Reinsurance Co.	RBN712180	03/18/06 – 03/18/07

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII

Court Reporting schedules for Insurance Coverage

Coverage *	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 – 01/01/07

Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.); St.Paul/Travelers eff 8/16/06	AUC937411602;QK09100785	05/16/05 - 08/16/06 08/16/06 – 08/16/07

Excess Umbrella Liability	XL, St. Paul	US00006683L105A, Q16400088	05/16/05 - 08/16/06

Special Crime	Liberty Insurance Underwriters	203247015	12/31/05 – 12/31/06

New York Disability	MetLife	117359	12/01/04 – 12/31/06

Pollution Liability	Quanta Specialty Lines Insurance Co.	On-site coverage (2000265) Off-site coverage (200266)	01/01/06 - 09/01/06 (automatic extended claim reporting to 11/01/06)
	Liberty Surplus Insurance Co.	Tail Coverage (101127-016)	Tail Coverage 10/31/06 to 10/31/07

Fiduciary Liability Insurance	Houston Casualty Co.	14MG05A7861	12/31/05 – 12/31/06

Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU05A11560	12/31/05 – 12/31/06

Excess Directors & Officers Liability	Various	Various	12/31/05 – 12/31/06

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/06 – 05/16/07

Technology & Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 08/01/06 (automatic extended claim reporting to 10/01/06

* The named insured is Adelphia Communications Corporation et al for all of the coverages, except for workers’ compensation the named insured specifically includes ACC Operations, Inc.